Exhibit 10.3

EXECUTION VERSION

B1BANK – LOAN NO. 10000160820-10001

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of July 24, 2026 (the “Effective Date”) is executed by (a) SERITAGE GROWTH PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), and (b) SERITAGE SRC FINANCE LLC, a Delaware limited liability company, SERITAGE SRC MEZZANINE FINANCE LLC, a Delaware limited liability company, SRG LIMITED PARTNER, LLC, a Delaware limited liability company, and SERITAGE GROWTH PROPERTIES, a Maryland real estate investment trust (whether one or more, “Guarantor” and together with Borrower, “Obligors”), and (c) b1BANK, a Louisiana state-chartered bank (together with its successors and assigns, “Lender”).

RECITALS

WHEREAS, Lender is making a revolving credit facility available to Borrower pursuant to (a) that certain Business Loan Agreement dated as of the Effective Date by and between Lender and Borrower (as amended, restated or otherwise modified from time to time, the “Business Loan Agreement”), and (b) that certain PROMISSORY NOTE dated as of the Effective Date, in the original principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the “Commitment”), made by Borrower and payable to the order of Lender (as amended, restated or otherwise modified from time to time, the “Note”);

WHEREAS, as a condition to such credit facility, Borrower has executed and delivered to Lender that certain ASSIGNMENT OF DEPOSIT ACCOUNT (as amended, modified, or restated from time to time, the “Assignment”) dated as of the Effective Date, executed by Borrower, as grantor, for the benefit of Lender, covering the Account (as defined in the Assignment), and deposited into such Account the amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the “Minimum Balance”); and

WHEREAS, as a condition to such credit facility, Guarantor has executed and delivered to Lender that certain COMMERCIAL GUARANTY (as amended, modified, or restated from time to time, the “Guaranty”) dated as of the Effective Date, executed by Guarantor for the benefit of Lender; and

WHEREAS, Obligors have determined that Obligors (a) will benefit specifically and materially from the credit facility contemplated by the Note, and (b) have requested and bargained for the structure, terms and obligations set forth in the Note and Related Documents (as defined in the Assignment).

NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower, and Obligors hereby agree as follows:

1.
Definitions. Capitalized terms used herein which are not defined herein shall have the same meaning as contained in the Note. In addition, the following terms shall have the following meaning:

(a)
“Collateral” has the meaning ascribed to such term in the Assignment.

(b)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(c)
“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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(d)
“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

(e)
“Loan” means only the revolving line of credit made available by Lender to Borrower pursuant to the Business Loan Agreement and the Note, as such revolving line of credit may be amended, restated, extended, renewed or otherwise modified from time to time in accordance with the Related Documents.

(f)
“Minimum Liquidity” means, for any Person as of any date, the owned amount of Permitted Investments (which are unencumbered by any Lien or other restriction which might impair the disposal of such Permitted Investment) having aggregate market value (as determined by Lender in its reasonable discretion). With respect to Borrower, the undrawn availability under the Note shall qualify as Minimum Liquidity of Borrower so long as there is no default or event of default under the Note or any Related Document.

(g)
“Obligations” means (i) the unpaid principal of the Loan; (ii) accrued and unpaid interest on the Loan; and (iii) all fees, costs, expenses, indemnities and reimbursement obligations expressly owing by Borrower or any Guarantor under the Business Loan Agreement, the Note, and the Related Documents.

(h)
“Permitted Discretion” means, with respect to Lender, a determination made in the exercise of Lender’s commercially reasonable (from the perspective of a secured lender) business judgment.

(i)
“Permitted Investments” means (a) cash or cash equivalents; (b) readily marketable direct obligations of the United States of America or any agency thereof with maturities of ONE (1) year or less from the date of acquisition; (c) deposits with maturities of ONE (1) year or less from the date of acquisition with Lender or fully insured deposits by the Federal Deposit Insurance Corporation with maturities of ONE (1) year or less from the date of acquisition with any commercial bank other than Lender; (d) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service, and

(e) such other readily marketable stocks, mutual funds, equity securities, financial instruments or other as Lender may approve from time to time in its reasonable discretion.

(j)
“Permitted Transfer” means any of the following transfers:

i.
transfers of the direct or indirect interests in Borrower or any Person comprising Guarantor to and among the holders thereof as of the date of this Agreement which do not result in a change in Control of Borrower or Guarantor;

ii.
Permitted Liens (as defined in the Business Loan Agreement);

iii.
transfers of worn out or obsolete personal property of Borrower or Guarantor;

iv.
Leases existing as of the Effective Date and Approved Leases (in each case, as defined in the Real Estate Loan Agreement);

v.
any transfers of the public shares of a publicly traded company or public company traded on a national exchange or quote system;

vi.
any transfer consisting of the merger of Guarantor with any other Person, or a reverse merger involving Guarantor, in each case to the extent that all or substantially all of the assets of Borrower and Guarantor are included in such transaction, provided that (A) Lender is provided prior written notice of any such merger; (B) following any such notice of merger,

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Borrower shall deliver to Lender all relevant information as may be deemed necessary by Lender to review in Lender’s Permitted Discretion; and (C) as a result of any such merger (I) Borrower shall remain as the sole owner of the Collateral; and (II) Borrower’s liability under the Business Loan Agreement, the Note, and the Related Documents shall in no way be diminished as a result of any such proposed merger and Lender shall be satisfied in its Permitted Discretion with the effect of such proposed merger on Guarantor’s liability under the Related Documents; or

vii.
a transfer of up to forty-nine percent (49%) of non-controlling interests in Borrower or any person comprising Guarantor which does not result in a change in Control of Borrower or Guarantor;

provided, however, that in connection with any Permitted Transfer described in clause (i) above, Lender shall have received prior to such transfer true and correct copies of all documentation entered into or to be entered into with respect to such transfer; provided further, however, that in connection with any Permitted Transfer described in clauses (vi) or (vii) above, if such transfer will result in a Person that does not own directly or indirectly at least twenty percent (20%) of Borrower as of the Effective Date owning at least twenty percent (20%) directly or indirectly following the consummation of such transfer, Lender shall have received: (A) notice of such transfer at least ten (10) business days prior to such transfer, (B) true and correct copies of all documentation entered into or to be entered into with respect to such transfer, and (C) all appropriate documentation, certificates and affidavits reasonably requested by Lender that evidence the organization, good standing, qualification to do business, tax status, and all other information reasonably requested by Lender to confirm that such proposed transfer will satisfy the requirements of this Agreement, and sufficient for Lender to satisfy all applicable laws, including any “know-your-customer” or other procedures as may be required pursuant to applicable laws or the policies of Lender. After giving effect to any such transfer, no Person holding any direct or indirect interests in Borrower and/or rights to distributions from Borrower shall be a Prohibited Person or Person with whom Lender would be prohibited, pursuant to applicable laws or the policies of Lender, to engage in the transactions under the Business Loan Agreement, the Note, and the Related Documents.

(k)
“Person” means any individual, corporation, limited liability company, trust (business or otherwise), association, company, partnership (general or limited), joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors, and assigns.

(l)
“Prohibited Person” means a Person listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any laws, rules or regulations administered by the Office of Foreign Assets Control.

(m)
“Real Estate Borrower” means SERITAGE SRC FINANCE LLC, a Delaware limited liability company.

(n)
“Real Estate Credit Facility” means that certain credit facility by Lender to Real Estate Borrower evidenced, in part, by the Real Estate Loan Agreement and that certain PROMISSORY NOTE dated as of the Effective Date, in the original principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), made by Real Estate Borrower and payable to the order of Lender (as amended, restated or otherwise modified from time to time).

(o)
“Real Estate Loan Agreement” means that certain Loan and Security Agreement dated as of the Effective Date by and between Lender and Real Estate Borrower in connection with the Real Estate Credit Facility (as amended, restated or otherwise modified from time to time).

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2.
Minimum Liquidity Covenant. Within FORTY-FIVE (45) days after the end of each calendar quarter ended after the date of this Agreement (or such later date that Borrower files its financial statements with the Securities and Exchange Commission of the U.S. of America or any successor thereto), Borrower shall demonstrate to Lender that Borrower and Real Estate Borrower have as of the last date of such calendar quarter, in the aggregate, Minimum Liquidity in an amount no less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00). The provisions of the Business Loan Agreement under both sub-headings “Cash and Equivalents” under the heading “AFFIRMATIVE COVENANTS” are hereby deleted.

3.
Reduction of Commitment; Minimum Balance.

(a)
Borrower covenants and agrees that the unpaid principal balance of the Obligations shall not at any time exceed the Minimum Balance deposited in the Account or the Commitment. If, at any time, the unpaid principal balance of the Obligations shall exceed the Minimum Balance deposited in the Account or the Commitment, Borrower shall immediately pay to Lender sums sufficient to reduce the unpaid principal balance of the Obligations by the amount of such excess (which payment shall, for the avoidance of doubt, not reduce the Commitment), without the necessity of notice or demand by Lender. The foregoing shall not limit, waive or otherwise affect any rights or remedies available to Lender, whether under this Agreement, the Business Loan Agreement, the Note, any other Related Document, at law or otherwise.

(b)
Borrower may from time to time reduce the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $10,000.00 and not less than $100,000.00, (ii) Borrower has complied with Section 3(a) hereof on or prior to the effectiveness of such reduction, and (iii) after taking into account the reduction and any required paydown pursuant to Section 3(a) hereof, the Commitment shall not be less than the outstanding principal balance of the Real Estate Credit Facility. Borrower shall notify Lender of any election to reduce the Commitment in accordance with the foregoing at least five (5) business days prior to the effective date of such reduction, specifying such election and the effective date thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitment shall be permanent.

(c)
Borrower covenants and agrees to maintain the Minimum Balance in the Account. Notwithstanding the foregoing, upon the effectiveness of any reduction in the Commitment pursuant to Section 3(b) hereof, the Minimum Balance shall be reduced by the same amount by which the Commitment was reduced, and the amounts on deposit in the Account in excess of such reduced Minimum Balance shall be automatically released from the Collateral and available for Borrower to withdraw from such Account. Upon the irrevocable termination of the Commitment and repayment in full of the Obligations, the Assignment shall be terminated automatically and without any further action required by Lender or Borrower and all amounts in the Account shall be returned to Borrower.

(d)
No amount in excess of the Minimum Balance in the Account shall constitute Collateral in respect of the Obligations or be pledged, restricted, blocked, subject to control or subject to setoff for the Obligations and Lender shall, promptly upon written request by Borrower from time to time, permit any such excess amount to be withdrawn from the Account. All interest accruing on amounts in the Account shall belong to Borrower. Except with respect to the Obligations, the Account shall not constitute “collateral” nor shall the Account be subject to setoff in respect of any obligations other than the Obligations.

4.
Extension Option. Borrower shall be entitled to elect (on no more than one (1) occasion) to extend the maturity date under the Note and availability period thereunder by a period of twelve (12) months from the then current maturity date under the Note, upon and subject only to the following conditions: (a) Borrower shall elect such extension option in writing (the date of such election, the “Extension Election Date”) and pay an extension fee to Lender equal to 0.10% of the then outstanding principal balance of the Loan at least thirty (30) days prior to the then current maturity date under the Note, (b) no monetary Event of Default or material non-monetary Event of Default shall exist and be continuing at the time of such Extension Election Date and at the time of such extension, (c) if requested by Lender, Lender shall have received (i) certificates of the appropriate government officials of the state of organization of Borrower and any authorizing entity of Borrower, as to the existence,

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qualification and good standing of Borrower and any such authorizing entity of Borrower, dated no more than TEN

(10) days prior to the effective date of such extension, and (ii) results of a UCC or other lien search showing all financing statements and other documents or instruments on file against Borrower in the state of organization of Borrower, dated no more than thirty (30) days prior to the effective date of such extension, (d) if requested by Lender, Borrower shall have executed and delivered to Lender an amended and restated Note or an amendment to the Note which evidences such extended maturity date and continues the monthly installments of interest only payments, together with such other documents as Lender reasonably requires in connection with such amended and/or restated Note, and (e) Borrower shall have provided reasonably satisfactory evidence to Lender that, as of each of (i) December 31, 2027 and (ii) the Extension Election Date, Borrower and Real Estate Borrower maintain in the aggregate Minimum Liquidity in an amount no less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00). Upon the effectiveness of such extension election, Borrower shall continue to make payments under the Note as required by the Note, as may be amended and/or restated, subject to Section 5(d) hereof.

5.
Amendments to the Related Documents. Notwithstanding anything to the contrary herein, the Business Loan Agreement, the Note, any Guaranty, Assignment or any other Related Document, the parties hereto agree that:

(a)
Date: All references to the date of July 23, 2026 as the date of a document, effective date or date of execution in the Business Loan Agreement, the Note, the Assignment, each Guaranty, and any Related Documents, are hereby amended to be July 24, 2026.

(b)
References: All references to “Loan,” “Loans,” “Note,” “Indebtedness,” “Obligations,” “Liabilities,” “Related Documents,” “Loan Documents,” “Loan Agreement,” “Debt,” “all obligations,” “present and future indebtedness,” “credit accommodations,” “debts,” or any similar term, phrase or concept, including any such term used in any granting clause, guaranty, collateral description, cross-collateralization provision, setoff provision, default provision, covenant, representation, waiver or remedies provision in the Business Loan Agreement, the Note, the Assignment, each Guaranty, and any Related Documents, are hereby amended and limited so that each such term refers solely to the Commitment, the Note, and the Loan made thereunder, the Related Documents and/or the Obligations, as applicable.

(c)
Advances: The following words in the first (1st) paragraph of the Business Loan Agreement are hereby deleted: “(B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion”. Lender’s obligation to fund advances under the Commitment are subject only to the express conditions set forth in the Loan Agreement and the Note (as modified by this Agreement) and such advances shall be funded promptly (and in any event within one (1) business day) of any written request therefor by Borrower.

(d)
Interest Rate: The Interest Rate on the Loan shall initially be 5.50% per annum based on a year of 360 days and shall be recalculated by Lender (in consultation with, and subject to the prior consent of, Borrower) on, and effective as of, each 12-month anniversary of the date of this Agreement (including during any extension period pursuant to Section 4 hereof) to be equal to the rate that is 2.00% plus the rate of interest per annum accruing to Borrower on the Account (which rate shall reflect the then current market rate as reasonably determined by Lender in consultation with, and with the prior consent of, Borrower).

(e)
Default Rate: The section in the Note under the heading “INTEREST AFTER DEFAULT” is hereby deleted in its entirety and replaced with the following: “Following the occurrence of and during the continuation of an Event of Default, the interest rate on the unpaid principal balance of this Note shall be increased at Lender’s discretion up to the interest rate otherwise applicable as of such date under the terms of this Note plus FOUR PERCENT (4.00%) per annum (the ”Default Rate“). At Lender’s option, any accrued and unpaid interest, fees, or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.”
(f)
Amendments:

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i.
The “Negative Covenants” set forth in the Business Loan Agreement and each other Related Document under the subheadings (or with respect to) “Indebtedness and Liens”, “Continuity of Operations” (other than clause (2) thereof, which shall be limited to ceasing operations, liquidating, dissolving, merging, restructuring, consolidating, changing its name, converting to another type of entity, or redomesticating, in each case, excluding any Permitted Transfer, the occurrence of which shall not constitute a breach of any covenant in, or constitute a Default or Event of Default under, the Business Loan Agreement or any Related Document, and other than clause (3) thereof, which shall be modified to permit payments required to be made on preferred stock outstanding as of the date of this Agreement in an amount no greater than

$5,000,000 per year), “Operations”, and “Loans, Acquisitions and Guaranties” are hereby deleted.

ii.
All references to “material adverse change” or like terms shall be interpreted to mean a material adverse effect on (A) the ability of Borrower or any Guarantor to perform its obligations under any Related Document to which it is a party; or (B) the legality, validity, binding effect, or enforceability against Borrower or any Guarantor of any Related Document to which it is a party.

iii.
All provisions with respect to protective advances are hereby deleted.

iv.
The obligation set forth in the Note under the heading “DEPOSIT RELATIONSHIP” and in the Guaranty under the heading “MISCELLANEOUS PROVISIONS” in the subheading “Deposit Relationship” (and any similar provision in any other Related Document) shall only apply with respect to a deposit account relationship with b1Bank (and not, for the avoidance of doubt, any other lender) and shall cease to apply on the earlier to occur of the date upon which (y) b1Bank ceases to hold the majority interest in the Commitment and (z) the Commitment is terminated.

(g)
Amendment to Assignment: Any UCC financing statement filed by Lender may identify the Account and any other Collateral granted by Borrower in respect of the Obligations, but may not, unless separately authorized in writing by Borrower identify collateral as “all assets” or similar terms. Any power of attorney granted under the Assignment shall be exercisable only after an Event of Default has occurred and is continuing.

(h)
Events of Default:

i.
The following “Events of Default” (including any corresponding event of default of similar meaning in any other Related Document) are deleted from the Business Loan Agreement, the Note, the Assignment and each other Related Document: “Other Defaults in Favor of Lender”, “Default in Favor of Third Parties”, “Adverse Change”, “Insecurity”, and “Change in Ownership”.

ii.
The Event of Default under the sub-heading “False Statements” in the Note and the Assignment and any other Event of Default arising under any other Related Document that occurs as a result of any representation, warranty or statement that is false, misleading or erroneous, shall be deemed not to have occurred if Borrower, or Guarantor, as applicable, believed that any such representation, warranty or statement was true when made, such representation, warranty or statement, as applicable, is susceptible of being cured and made true and correct in all material respects, and Borrower or such Guarantor, as applicable, take whatever action is required so that such representation, warranty or statement is made true and correct in all material respects within THIRTY (30) days after the earlier to occur of (y) Borrower’s or such Guarantor’s knowledge, as applicable, that such representation, warranty or statement was false, misleading, or erroneous in any material respect and (z) notice from Lender.
iii.
No Event of Default shall be deemed to existing solely as the result of the death, incompetency, withdrawal of members or change in individual managers of Borrower, Guarantor or any other Person and all references in any Guaranty and each other Related Document to death, incompetency, estates, heirs, and consumer credit reporting are hereby deleted.

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(i)
Assignments: Borrower agrees that Lender may, at its option, but with Borrower’s prior written consent unless an Event of Default has occurred and is continuing, sell or participate its interests in the Loan and its rights relating thereto to a financial institution or institutions and, in connection with each such sale or participation Lender may disclose any financial and other information available to Lender concerning or received from Borrower or any Guarantor (such information, “Confidential Information”) to any Person that is an assignee or participant or prospective assignee or participant subject to such Person executing Lender’s standard confidentiality agreement prior to disclosing such Confidential Information. Notwithstanding the foregoing, Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Business Loan Agreement, the Note, the Related Documents, and this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledge or assignee for Lender as a party hereto.

(j)
Commercial Guaranty: With respect to provisions in each Guaranty under the heading “GUARANTOR’S REPRESENTATIONS AND WARRANTIES”: (i) clause (E) is hereby deleted in its entirety and (ii) the following words are added at the beginning of clause (H) thereof: “other than as disclosed to Lender in writing”. The following provisions under the heading “MISCELLANEOUS PROVISIONS” in each Guaranty are hereby deleted: “Loans, Acquisitions and Guaranties”, “Operations” and “Continuity of Operations” (other than clause (2) thereof, which shall be limited to ceasing operations, liquidating, dissolving, merging, restructuring, consolidating, changing its name, converting to another type of entity, or redomesticating, in each case, excluding any Permitted Transfer, the occurrence of which shall not constitute a breach of any covenant in, or constitute a Default or Event of Default under, the Business Loan Agreement or any Related Document, and other than clause (3) thereof, which shall be modified to permit payments required to be made on preferred stock outstanding as of the date of this Agreement in an amount no greater than $5,000,000 per year).

(k)
Attorneys’ Fees; Expenses: With respect to the provisions in each of the Business Loan Agreement, the Note, each Guaranty and the Assignment under the heading “Attorneys’ Fees; Expenses”,

(i) in the Business Loan Agreement, each reference to “in an amount not exceeding 25.000% of the principal balance due on the Loan” is hereby deleted, (ii) in the Note, the reference to “in an amount not exceeding 25.000% of the principal balance due on the loan” is hereby deleted, (iii) in each Guaranty, each reference to “equal to 25.000% of the amount due under this Guaranty” is hereby deleted, and (iv) in the Assignment, each reference to “equal to 25.000% of the principal balance due on the Indebtedness” is hereby deleted.

6.
General.

(a)
This Agreement is a “Related Document” as defined and described in the Assignment, and all of the terms and provisions relating to Related Documents shall apply hereto. This Agreement shall be governed by the provisions of the Note pertaining to Jury Waiver, Governing Law, and Choice of Venue.

(b)
This Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their successors, and assigns, provided, however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties, or obligations under this Agreement or any of the other Related Documents.

(c)
To the extent there is any conflict between the provisions of this Agreement and the other Related Documents, the terms of this Agreement shall control.

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NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

OMNIBUS AGREEMENT - SIGNATURE PAGE BlBANK- SERITAGE GROWTH PROPERTIES, L.P.

IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the Effective Date.

LENDER: Bl BANK

By

BORROWER:

SERITAGE GROWTH PROPERTIES, L.P.,

a Delaware limited partnership

By: Seritage Growth Properties,

a Maryland real estate investment trust,

Name: Matthew Fernand

Title: Chief Legal Officer and Corporate Secretary

OMNIBUS AGREEMENT - SIGNATURE PAGE BIBANK-SERITAGE GROWTH PROPERTIES, L.P.

GUARANTOR:

SERITAGE SRC FINANCE LLC,

a Delaware limited liability company

Name: Matthew Fernand

Title: Vice President

GUARANTOR:

SERITAGE SRC MEZZANINE FINANCE LLC,

,

By:. ------------

Name: Matthew Fernand

Title: Vice President

GUARANTOR:

SRG LIMITED PARTNER, LLC,

By: ---------------

Name: Matthew Fernand

Title: Vice President

GUARANTOR:

SERITAGE GROWTH PROPERTIES,

By: _ Name: Matthew Fernand

Title: Chief Legal Officer and Corporate Secretary